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                                                                   EXHIBIT 10.31


                             SECURED PROMISSORY NOTE


$00,000.00                                                Date:  _________, 2002
                                                       Mountain View, California

        FOR VALUE RECEIVED, the undersigned, __________ (the "Borrower"), promises to pay to NexPrise, Inc., a Delaware corporation (the "Company"), or order, at its principal executive office located at 701 Palomar Airport Road, Carlsbad, California, 92009, or such other place as the holder of this Secured Promissory Note (this "Note") may designate from time to time, the principal sum of _______ together with interest from the date of this Note on the unpaid principal balance, upon the terms and conditions specified below.

        1. Term. The outstanding principal balance of this Note, together with interest accrued and unpaid to date, shall be due and payable on the first to occur of the following (the "Maturity Date"): (a) April ___, 2005; (b) one year from the effective date of the termination of the Borrower's employment with the Company (or any present or future parent and/or subsidiaries of the Company) for any reason, or no reason, with or without cause, or (c) Borrower's sale or disposition of the Collateral (as defined below).

        2. Rate of Interest; Payments of Interest. Interest shall accrue under this Note on any unpaid principal balance at the rate of six percent (6.0%) per annum, compounded annually. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Accrued but unpaid interest shall be payable on each anniversary of the date hereof and on the Maturity Date. If any payment required hereunder is not be paid when due, it shall be added to the principal and thereafter bear like interest as the principal. Notwithstanding any provision in this Note, it is the parties' intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under applicable law shall be deemed to be the laws relating to permissible rates of interest on commercial loans).

        3. Payments; Allocation of Payments. Principal and interest are payable in lawful money of the United States of America. All payments shall be credited first to interest then due and the remainder to principal.

        4. Optional Prepayment. The Borrower shall have the option to prepay all or any portion of the principal amount of this Note, provided (i) the Borrower provides the Company with at lease ten (10) business days' written notice of his election to make such prepayment; and (ii) pays, on the date of such prepayment: (a) all unpaid accrued interest through and including the date of such prepayment; and (b) all other sums which are due or owing under this Note and the Pledge Agreement, as defined below, as of the date of such prepayment.

        5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder (each, an "Event of Default"):

               a. The failure of the Borrower to pay when due any payment of principal or interest under this Note;

               b. The failure of the Borrower to perform, keep, or observe any material term, provision, condition, covenant, or agreement contained in this Note, the Pledge Agreement, or in any other present or future agreement between the Borrower and the Company;

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               c.  The Borrower becomes insolvent;

               d. The commencement by the Borrower of any proceeding under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other relief (collectively, an "Insolvency Proceeding"), or the commencement against the Borrower of an Insolvency Proceeding that is not dismissed or stayed within thirty (30) days;

               e. The occurrence of any default, including the breach of any representation, warranty or covenant, under the Pledge Agreement or any obligation secured thereby; and

               f. One year from the termination of the Borrower's employment with the Company (or any present or future parent and/or subsidiaries of the Company) following the Borrower's resignation of his employment with the Company (or any present or future parent and/or subsidiaries of the Company).

        6. Acceleration. The entire unpaid principal sum and unpaid interest under this Note shall become due and payable: (a) immediately upon the occurrence of an Event of Default under Sections 6(d) or 6(f) hereof; and (b) upon written notice by the Company following any other Event of Default or following the Company's determination, in its sole discretion, that such acceleration is reasonably necessary for the Company to comply with any regulations promulgated by the Board of Governors of the Federal Reserve System affecting the extension of credit in connection with the Company's securities.

        7. Security. Payment and performance of this Note is secured by the property referenced in the Stock Pledge Agreement, dated as of the date hereof, executed and delivered by the Borrower in connection herewith, as amended and supplemented from time to time (the "Pledge Agreement"), and covering, among other things _____________ shares of the Company's Common Stock (collectively, the "Collateral"). The Borrower shall remain personally liable for payment in full of this Note.

        8. Waiver of Demand and Presentment. The Borrower waives demand, presentment, notice of protest, notice of demand, dishonor, diligence in collection and notices of intention to accelerate maturity. Any such acceleration may be automatically effectuated by the Company by making an entry to such effect in its records, in which event the unpaid balance on this Note shall become immediately due and payable without demand or notice. The Borrower hereby waives to the full extent permitted by law all rights to plead any statute of limitations as a defense to any action hereunder.

        9. Enforcement. In the event the Company incurs any costs or fees in order to enforce payment of this Note or any portion thereof, the Borrower agrees to pay to the Company, in addition to such amounts as are owed pursuant to this Note, such costs and fees, including, without limitation, reasonable attorneys' fees and expenses.

        10. No Waiver. No previous waiver and no failure or delay by the Company or the Borrower in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default or failure of condition under this Note, the Pledge Agreement or the obligations secured thereby. A waiver of any term of this Note, the Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by a duly authorized officer of the Company and shall be limited to the express terms of such waiver.

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        11.    Successors and Assigns. This Note shall be binding upon the
Borrower and his successors, assigns and distributees.

        12. Governing Law. This Note shall be construed in accordance with the laws of the State of California as applied to agreements among California residents made and to be performed entirely within the State of California.


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        IN WITNESS WHEREOF, the Borrower has executed and delivered this Note as of the date and at the place first written above.


                                       BORROWER


                                       ________________________________________
                                       Signature
                                       Name: _________________


                                       ________________________________________
                                       Address